UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2022

MSD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40290	98-1583537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Vanderbilt Avenue, 26th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(212) 303-1650

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-fifth of one redeemable warrant	MSDAU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the Units	MSDA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	MSDAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2022, the Board of Directors (the “Board”) of MSD Acquisition Corp. (the “Company”) elected Allen Shim, age 41, to serve as a Class I director of the Company for a term ending at the date of the Company’s first annual general meeting. The Board has determined that Mr. Shim qualifies as an independent director under applicable Securities and Exchange Commission (“SEC”) and Nasdaq rules. Mr. Shim will serve on the Compensation Committee of the Board and the Nominating Committee of the Board, and as the chairman of the Audit Committee of the Board.

Mr. Shim served as the Chief Financial Officer of Slack Technologies, Inc. (“Slack”) and previously as its SVP of Finance from 2014 through 2021. While at Slack, Mr. Shim was responsible for Slack’s financial management strategy, which included overseeing global operations, finance, administration, and IT. Mr. Shim led the company’s direct listing offering in June 2019 and oversaw its acquisition by Salesforce (NYSE: CRM) which closed in July 2021. Prior to Slack, from 2008 to 2014, Mr. Shim served as Vice President of Finance and Treasurer at YuMe, Inc., a data analysis company for television advertising that was acquired by RhythmOne in 2017. Prior to this, Mr. Shim worked at Yahoo and began his career in investment research. Mr. Shim is a Chartered Financial Analyst (CFA) charterholder and holds a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania. The Company believes Mr. Shim’s extensive financial management skills and leadership experience with world-renowned companies make him well qualified to serve on the Board.

In connection with Mr. Shim’s appointment as a director, on March 14, 2022, the Company entered into a letter agreement with Mr. Shim (the “Letter Agreement”), pursuant to which, among other things, Mr. Shim has agreed (i) to vote any Class A ordinary shares held by him in favor of the Company’s initial business combination; (ii) to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; and (iii) to certain transfer restrictions with respect to the Company’s securities. The Letter Agreement contains substantially similar provisions to the letter agreement entered into by the Company with its other insiders at the time of the Company’s initial public offering. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company also entered into an indemnification agreement with Mr. Shim in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Form S-1/A filed with the SEC on March 17, 2021.

There are no family relationships between Mr. Shim and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Shim that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Shim and any other person pursuant to which Mr. Shim was appointed as a director of the Company.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Letter Agreement, dated March 14, 2022, by and between MSD Acquisition Corp. and Allen Shim.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSD Acquisition Corp.

Date: March 15, 2022	By:	/s/ John Cardoso
	Name:	John Cardoso
	Title:	Chief Financial Officer

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